As filed with the Securities and Exchange Commission on May __, 1996.

                                     Registration No. _________



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933



                       QUESTAR CORPORATION
     (Exact name of registrant as specified in its charter)

        Utah                                 87-0407509
(State of incorporation)  (I.R.S. Employer Identification No.)

                   180 East First South Street
                         P.O. Box 45433
                 Salt Lake City, Utah 84145-0433
                         (801) 534-5000
            (Address of principal executive offices)



       QUESTAR CORPORATION STOCK OPTION PLAN FOR DIRECTORS
                    (Full title of the Plan)

                       Connie C. Holbrook
                  Vice President and Secretary
                   180 East First South Street
                         P.O. Box 45433
                 Salt Lake City, Utah 84145-0433
                         (801) 534-5202
   (Name, address, and telephone number of Agent for service.)


Approximate date of proposed commencement of sales pursuant to the Plan:
From time to time after the effective date of this Registration Statement.


                 CALCULATION OF REGISTRATION FEE



                             Proposed  Proposed
                              maximum   maximum
  Title of       Amount      offering  aggregate    Amount of
securities to     to be        price   offering   registration
be registered  registered    per share   price         fee


   Questar  150,000 shares 1/   2/   $5,034,375 3/  $1,731.83
 Corporation
Common Stock

   Questar
 Corporation
Common Stock
Purchase Rights




1/ Questar Corporation (the "Company") registered 80,000 shares (160,000 shares as a result of a 2-1 stock split) of Common Stock and common stock purchase rights ("Rights") that are attached to and trade with the Company's Common Stock reserved for issuance under the Company's Stock Option Plan for Directors ("Plan") on Form S-8 (No. 15149) and registered an additional 80,000 shares (160,000 shares as a result of a 2-1 stock split) reserved under the Plan on Form S-8 (No. 33-40801). The Company paid fees of $626.00 (No. 15149) and $756.25 (No. 33-40801) in connection with these two prior Registration Statements. Of the 320,000 shares of Common Stock previously registered, a total of 176,088 shares of Common Stock remain. By this Registration Statement, the Company is reserving an additional 150,000 shares of Common Stock and Rights under the Plan. Such additional securities are also being registered hereby as may become issuable under the Plan as a result of applicable anti-dilution provisions.

2/ Not applicable.

3/ This amount has been inserted solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price has been calculated by multiplying the total number of additional shares available under the Plan by $33.5625, the average of the high and low prices reported for sales of the Company's Common Stock on May 28, 1996.

This document constitutes part of
a prospectus covering securities that
have been registered under the Securities
Act of 1933





                                 QUESTAR CORPORATION
                           STOCK OPTION PLAN FOR DIRECTORS
                                    May 30, 1996




                                 QUESTAR CORPORATION
                           STOCK OPTION PLAN FOR DIRECTORS

       The Company will provide without charge to each participant, on the oral or written request of such person, a copy of the Company's most recent annual report to shareholders and any documents (excluding exhibits) incorporated in the Registrant Statement by reference. Written requests should be directed to Connie C. Holbrook, Vice President and Corporate Secretary, by mail at 180
East First South, Salt Lake City, Utah 84111, and oral requests should be made by telephone at (801) 534-5202.


                                  Table of Contents


Introduction...............................................................  3
Term.......................................................................  3
Administration.............................................................  4
Shares Subject to the Plan.................................................  4
Grant Dates and Number of Shares...........................................  4
Price of Options...........................................................  5
Exercise of Options........................................................  5
Short-Swing Profit Rule....................................................  5
Termination of Options.....................................................  6
Other Restrictions.........................................................  6
Change in Control............................................................6
Tax Consequences...........................................................  7
Amendments.................................................................  8
Options Outstanding........................................................  8
Reports to Optionees.......................................................  9
Exhibit A - Questar Corporation Stock Option Plan for Directors........... A-1

Introduction

       The securities covered by this Prospectus are being offered by Questar Corporation ("Questar" or the "Company"), a Utah corporation with its principal office located at 180 East First South, Salt Lake City, Utah 84111, pursuant to the Stock Option Plan for Directors (the "Plan"). Such securities include 326,088 shares of the Company's common stock without par value and the common stock purchase rights that are attached to such shares (the "Common Stock").

       The principal features of the Plan are explained in this Prospectus to inform participants about the Plan. However, the complete text of the Plan, which is set forth as Exhibit A in this Prospectus, should be read carefully to obtain a complete understanding of the Plan. In case of conflict or apparent conflict between the summary and the Plan, the Plan will control.

       Under the Plan, shares of Common Stock are offered to non-employee voting directors of the Company in accordance with the Plan as hereinafter described. Such offers are, or will be, made at the prices and on the terms and conditions contained in the respective stock option agreements (the "Agreements") entered into between the various recipients of the stock options (referred to collectively as the "Optionees" or individually as the "Optionee") and the Company.

       The Plan was originally adopted by Questar's Board of Directors on February 23, 1987, was approved by the Company's shareholders on May 12, 1987, was amended effective March 1, 1991, subject to shareholder approval, and was further amended, with shareholder approval, effective May 21, 1996. The purpose of the Plan is to further the long-term growth of the Company by offering nonqualified stock options (the "Options") to nonemployee voting directors (the "directors") of the Company who will be overseeing the management of the Company. The Plan is also intended to reinforce the community of interest between the Company's stockholders and directors.

       The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

       The proceeds received by the Company from the sale of Common Stock offered by this Prospectus under the Plan will depend upon the number of shares purchased and the prices paid.

       The following is an explanation of the provisions of the Plan:

Term

       1.    What is the term of the Plan?

       The Plan became effective as of May 12, 1987, the date on which the Company's shareholders approved it. Options may be exercised by Optionees under the terms of the Agreements. The right to grant Options under the Plan shall terminate automatically at the close of business on May 21, 2001, unless the Company's stockholders approve an extension or renewal of the Plan. The right to exercise Options shall terminate upon conditions set forth in the Plan or in the Agreements.

Administration

       2.    Who administers the Plan?

       The Plan, as amended, is a nondiscretionary plan that describes participants entitled to receive Options and that specifies the time when such Options are granted and the formula for the number of shares covered by each Option. The Option Committee, a group of at least three officers of the Company appointed by the President and Chief Executive Officer, is responsible for communicating the Plan to participants and maintaining Plan records.

Shares Subject to Plan

       3. How many shares have been reserved for issuance under the terms of the Plan?

       A total of 470,000 shares of the Company's Common Stock may be issued upon the exercise of Options granted to Optionees. (A total of 143,912 shares have already been issued, leaving a total of 326,088 shares including 115,300 shares that are covered by outstanding options.) Shares issued under the Plan shall either be authorized but unissued Common Stock or Common Stock reacquired by the Company. If any Option granted under the Plan shall expire or terminate without being exercised, the shares shall again be available for Options granted under the Plan.

       The Committee shall adjust the option price or the number of shares subject to outstanding Options if it determines that such adjustment is required in the event of a change in the Company's capitalization.

Grant Dates and Number of Shares

       4. When are Options granted to directors and how many shares are covered by such Options?

       The Plan specifies that Options are granted to directors each year and on the date of each regularly scheduled meeting of the Board of Directors in February. The Plan also establishes a formula for determining the number of shares covered by the Options. Each director receives an annual Option to purchase 3,200 shares (increased from 2,800 shares effective May 21, 1996). Each director who serves as the Chairman of a standing committee receives, on an annual basis, an additional 800 shares (increased from 600 shares effective May 21, 1996) for each such assignment.

Price of Options

       5.    How is the price of the shares covered by an Option calculated?

       The purchase price per share is the fair market value of one share of the Company's Common Stock on the date the Option is granted. As more fully described in the Plan, the fair market value shall be deemed to be the closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape on the date the Option is granted. If no sale of the Company's Common Stock has been made on such date, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

Exercise of Options

       6.    What procedures must be followed in order to exercise an Option?

       The Optionee must deliver a written notice to the Company's Corporate Secretary specifying the number of shares being purchased and making full payment for such shares. Payment may be made in cash or by delivering shares of the Company's Common Stock owned by the Optionee that have a fair market value equal to the purchase price. The fair market value of any shares of the Company's Common Stock delivered by the Optionee shall be calculated in the same manner as the price for Options. See "Price of Options."

       The Company shall deliver a certificate or certificates to the Optionee representing the number of shares purchased. Prior to the date on which such certificates are issued, an Optionee shall have no rights as a stockholder with respect to any shares covered by the Option.

       Option shares must be held for six months before they can be used as consideration when exercising an Option to purchase additional shares of stock.

Short-Swing Profit Rule

       7.    What federal securities laws apply to the Options?

       Directors are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Under rules promulgated by the Securities and Exchange Commission (the "Commission") to implement Section 16, directors are required to report the receipt of an Option and to report the acquisition and disposition of Option shares.

       The Plan satisfies the requirements of Rule 16b-3 (17 C.F.R. Section 240.16b-3), the regulatory provision exempting certain transactions under employee benefit plans from Section 16(b) liability. To meet these requirements, a plan must be written and must provide that options are nontransferable (with limited exceptions pertaining to death and divorce).
A plan must have also been approved by shareholders and must either be administered by disinterested directors or must be nondiscretionary with respect to the number, price, and timing of options. In addition, purchases and sales of option shares are not exempt if such shares are sold within six months after the option is granted. An Optionee can deliver shares of stock to Questar as payment for Option shares without having the transaction be described as a sale for purposes of the "short-swing profit" rule.
An Optionee can also purchase and sell Option shares without concern for the short-swing profit rule. (Exception to this general rule will apply if the six-months vesting requirement is accelerated and if the Optionee actually exercises an Option prior to six months from the grant date.)

Termination of Options

       8.    When does an Option terminate?

       An Option terminates on the date specified in the Agreement. The Plan specifies that an Option must terminate no later than ten years after the date it was granted. Options granted as of and after February 9, 1993, have 10-year terms.

       Options granted prior to May 21, 1996, must be exercised prior to the date the Optionee ceases to be a non-employee voting director of the Company. Options granted after such date may be exercised during the one-year period following the date on which the Optionee ceases to be a non-employee voting director of the Company. Such options vest upon retirement and may be exercised by the Optionee or, in the event of the Optionee's death, his/her estate within the one-year period.

Other Restrictions

       9. What other restrictions are imposed on Options under the terms of the Plan?

       Options are not assignable or transferable. Options are subject to a delayed vesting date that is six months after the grant date. Options granted between February 9, 1993 and February 13, 1996, vest in four equal annual installments with the first quarter vesting six months after the grant date. Options granted after February 13, 1996, will vest in one annual installment six months after the grant date. The vesting date, however, is accelerated in the event of a "change in control" of the Company.

       Any shares acquired by exercising options must be held for six months before they can be used by participants as consideration for new option shares.

Change in Control

       10. What is a "change in control" and what happens to Options in the event of a change in control?

       A change in control is defined to include any "acquiring person" becoming the beneficial owner of 15 percent or more of the Company's voting securities; shareholder approval of a plan of merger or consolidation of the Company where the Company is not the survivor of a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company; or a "Distribution Date" within the meaning of the Company's Rights Agreement dated as of February 13, 1996.

       In the event of a change in control, all Options vest immediately.

Tax Consequences

       11.   What tax consequences are associated with exercising Options?

       An Optionee will not recognize income when receiving an Option. Upon exercise, an Optionee will recognize ordinary income equal to the difference between the option price of the shares and the fair market value of such shares on the date of exercise. The Company is entitled to a deduction equal to the ordinary income recognized by the Optionee.

       When making a disposition of the shares purchased by exercising an Option, the Optionee will recognize short-term or long-term capital gain or loss depending upon the holding period for such shares. Such gain or loss will be the difference between the Optionee's tax basis in such shares and the sale price. An Optionee's tax basis will be equal to the option price plus the amount of ordinary income recognized by the Optionee. To the extent not offset by capital loss, any capital gain will be taxed at ordinary income rates. At the current time, however, there is a 28 percent cap on the taxation of net capital gains (defined as long-term capital gain less short-term capital loss). The Optionee's holding period commences at the date of exercise.

       The Plan allows Optionees to purchase shares with previously-acquired shares of the Company's Common Stock. This exchange of shares will be treated as a nontaxable exchange of the number of previously-acquired shares exchanged for an identical number of shares received. These shares will have the same tax basis as the shares that are exchanged, and their holding period, for tax purposes, will include the holding period of the shares that are exchanged. The Optionee will recognize ordinary income in an amount equal to the fair market value of any shares received in excess of the number of shares surrendered less any additional cash paid for such shares. The incremental shares will have a new holding period for capital gain purposes that commences on the date the Optionee recognizes ordinary income attributable to the incremental shares.

       The foregoing statements covering federal income tax consequences are necessarily general and may not apply in a particular instance. Optionees should contact their own professional tax advisor for advice concerning their particular tax situation and any changes in the tax law since the date of this Prospectus.


Amendments

       12.   Can the Plan be amended?

       The Company's Board of Directors may alter, amend, suspend, or discontinue the Plan. Without approval of the Company's stockholders, the Board of Directors may not increase the number of shares that may be issued under the terms of the Plan; alter the method by which the price of Options is determined; increase the period of time during which Options may be exercised; modify the requirements for participation in the Plan; or provide for the administration of the Plan by a Committee that is not composed entirely of officers of the Company who are not eligible to participate in the Plan. No amendment to the Plan may affect any outstanding Options without the consent of the Optionees. The Plan also provides that it may not be amended more often than once per six month period except for amendments to comply with changes in federal tax laws.

Options Outstanding

       13.   How many Options for shares have been granted?

       The following table lists information concerning the series of Options that have been granted since the program was approved:

                                                                Number of Number of Number of
                                                                Shares    Shares    Shares
  Grant Date       Vesting Date 1/   Expiration Date    Price   Granted   Exercised Cancelled
May 12, 1987       May 12, 1987      May 12, 1992      $19.625  32,600    10,706    21,894
February 9, 1988   February 9, 1988  February 9, 1993   16.8125 32,600    26,306     6,294
February 14, 1989  August 14, 1989   August 14, 1994    16.50   29,800    24,200     2,800
February 13, 1990  August 13, 1990   August 13, 1995    18.8125 32,600    18,600     5,600
February 12, 1991  August 12, 1991   August 12, 1996    17.625  32,600    19,700     2,800
February 11, 1992  August 11, 1992   August 11, 1997    19.625  32,600    11,800     5,600
February 9, 1993   August 9, 1993    February 9, 2003   28.875  29,800     1,400         0
February 8, 1994   August 8, 1994    February 8, 2004   31.50   32,600     1,700     4,500
February 14, 1995  August 14, 1995   February 14, 2005  27.375  29,800       850     2,550
February 13, 1996  August 13, 1996   February 13, 2006  33.625  32,600         0     3,400
                                                               317,600 2/ 143,912   58,388 2/

       The Options do not have to be exercised in sequential order.

1/ The first vesting date for Options granted on February 9, 1993, is August 9, 1993. The Options granted in 1993, 1994, 1995, and 1996 have four vesting dates.

2/ Of the total number of shares covered by Options granted pursuant to the
terms of the Plan, 58,388 shares have expired or been cancelled.   These
shares are available for future grants.

Reports to Optionees

       14.   Does the Company send any reports to Optionees?

       The Company sends annual reports to Optionees concerning their Options.

                                                        EXHIBIT A


                        QUESTAR CORPORATION
                  STOCK OPTION PLAN FOR DIRECTORS
         (as amended and restated effective May 21, 1996)

                      1.  Purpose of the Plan

     The Questar Corporation Stock Option Plan for Directors ("Plan") is intended to provide a method whereby the nonemployee voting directors ("Directors") of Questar Corporation (the "Company"), who are responsible for reviewing and monitoring the performance of the Company and the performance of the Company's officers, may be encouraged to acquire a larger stock ownership in the Company, thereby promoting the interests of the Company and all its stockholders. Accordingly, the Company, during the term of the Plan, will grant options to Directors to purchase shares of the Company's common stock, subject to the conditions hereinafter provided.

                  2.  Administration of the Plan

     The Plan shall be administered by the Company's Option Plan Committee ("Committee"), a group appointed by the Company's President and Chief Executive Officer that includes three or more officers of the Company. The Committee shall hold meetings at such times and places as it may determine. No member of the Committee shall be eligible to receive options granted under the Plan.

                   3.  Stock Subject to the Plan

     (a) The stock to be issued upon exercise of options granted under the Plan shall be the Company's common stock, without par value, that shall be made available either from authorized but unissued common stock or from common stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of common stock that may be issued under options shall not exceed 470,000 shares. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 13 of the Plan.

     (b) In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of such option may again be made subject to options under the Plan.

                        4.  Type of Option

     Only nonqualified stock options shall be granted under the terms of the Plan. Nonqualified stock options granted under the terms of the Plan are not to be treated as incentive stock options.


                         5.  Option Price

     The purchase price per share shall be 100 percent of the fair market value of one share of the Company's common stock on the date the option is granted.

     The fair market value shall be deemed to be the closing price of the Company's common stock as reported on the New York Stock Exchange Composite Tape on the date the option is granted, or, if no sale of common stock has been reported on that date, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

     The purchase price shall be subject to adjustment only as provided in
Section 13 of the Plan.

                   6.  Eligibility of Optionees

     (a) Options shall be granted only to Directors of the Company who are not currently serving as employees of the Company or its affiliates.

     (b) Neither anything contained in the Plan or in any instrument under the Plan nor the grant of any option hereunder shall confer upon any optionee any right to continue as a Director of the Company.

                        7.  Grant of Option

     All Directors shall receive the first grant of Options pursuant to this Plan upon the date such Plan is initially approved by the Company's stockholders. Thereafter, all Directors shall receive options each year on the date of the first regular meeting of the Board of Directors. Each Director shall receive, on an annual basis, an option to purchase 3,200 shares of the Company's common stock. Each Director who serves as the chairman of a committee of the Board of Directors shall receive an option to purchase an additional 800 shares of the Company's common stock for each assignment as chairman of a committee.

                8.  Non-Transferability of Options

     No option granted under the Plan shall be assignable or transferable by the optionee.

                 9.  Term and Exercise of Options

     (a) Each option granted under the Plan shall terminate ten years after the date on which it was granted and shall vest installment six months from the grant date.

     (b) A Director electing to exercise an option shall give written notice to the Company of such election and of the number of shares he has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. The purchase price shall be paid in full in cash upon the exercise of the option; provided, however, that in lieu of cash, an optionee may exercise his option by tendering to the Company shares of common stock owned by him and having a fair market value equal to the cash exercise price applicable to his option, with the fair market value of such stock to be determined in the manner provided in Section 5 of the Plan. The optionee may also use a combination of cash and previously acquired shares.
An optionee may not use shares of common stock obtained by exercising an option as consideration for additional shares until such shares have been held for six months.

     (c) An optionee shall have no rights as a stockholder with respect to any shares covered by his option until the date the stock certificate is issued evidencing ownership of the shares. No adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 13 hereof.

     (d) Notwithstanding any provision of the Plan or any provision or limitation in any option to the contrary, if the Company obtains actual knowledge of a "change in control" in the Company (as defined below), then all outstanding options held by Directors may be exercised with respect to all shares of common stock subject thereto at any time during the period of 60 days following the date upon which the Company obtained actual knowledge of such change of control of the Company. As used herein, a "change in control" of the Company shall be deemed to have occurred if (i) any "Acquiring Person" (as such term is defined in the Rights Agreement dated as of February 13, 1996, between the Company and Chemical Mellon Shareholder Services, L.L.C. (the "Rights Agreement)) is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing 15% or more of the combined voting power of the Company, or (ii) the stockholders of the Company approve
(A) a plan of merger or consolidation of the Company (unless, immediately following consummation of such merger or consolidation, the persons who held the Company's voting securities immediately prior to consummation thereof will hold at least a majority of the total voting power of the surviving or new corporation), or (B) a sale or disposition of all or substantially all assets of the Company, or (C) plan of liquidation or dissolution of the Company. A change in control shall also include any act or event which, with the passage of time, would result in a Distribution Date, within the meaning of the Rights Agreement.

              10.  Termination of Status as Director

     If an optionee is removed from his position as Director, any option granted to him under the terms of the Plan shall terminate as of the date of his removal or resignation. Any unvested options granted after February 13, 1996, shall vest upon the optionee's retirement as a Director. If an optionee dies, retires, or resigns for some reason other than to pursue a business opportunity that is or could be perceived to be a business opportunity for the Company, he (or his estate in the event of his death), shall have one year from the date of death, retirement or resignation to exercise options that were granted prior to such date.

            11.  Period in Which Options May be Granted

     Options may be granted pursuant to the Plan, as amended, after such amendments are approved by the Company's stockholders and prior to May 21, 2001.

             12.  Amendment or Termination of the Plan

     The Company's Board of Directors may at any time terminate, annul, modify or suspend the Plan subject to the following conditions:

     (a) The Board of Directors cannot amend the Plan more often than once per six-month period except for amendments to comply with changes in federal tax laws.

     (b) The Board of Directors cannot amend, modify, suspend, or terminate the Plan in such a way that affects any options previously granted under the Plan without the consent of the optionee.

     (c) Without the approval of the stockholders of the Company, no amendment or modification shall be made by the Board that:

          (i) Increases the maximum number of shares as to which options may be granted under the Plan;

          (ii) Alters the method by which the option price is determined;

          (iii)Extends any option for a period longer than 10 years after the date of grant;

          (iv) Materially modifies the requirements as to eligibility for participation in the Plan; or

          (v) Provides for the administration of the Plan by a Committee that is not composed entirely of officers of the Company who are not eligible to participate in the Plan;

          (vi) Alters this Section 12 so as to defeat its purpose.

                  13.  Changes in Capitalization

     (a) In the event that the shares of stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Section 13(c) below, there shall be substituted for or added to each share of stock of the Company that was theretofore appropriated or that thereafter may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Company shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

     (b) A dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the option or substitute its own options.

     (c) Fractional shares resulting from any adjustment in options pursuant to this Section 13 may be settled as the Committee shall determine.

     (d) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted.

     (e) The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganization or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     (f) In the case of an option exercised prior to the redemption or other termination of Rights pursuant to the Rights Agreement, (i) if such exercise occurs prior to the Distribution Date, the shares received upon exercise shall be deemed to include the Rights to which a holder of such shares on the Record Date would have been entitled, and (ii) if such exercise occurs on or after the Distribution Date, the holder of such option shall receive, upon exercise, in addition to the shares of common stock subject to such option, the Rights to which he would have been entitled had he been a holder of such shares on the Distribution Date; provided, however, that the preceding clause
(ii) shall not apply if and to the extent that the Company shall have been advised by counsel that application thereof would create a significant risk of material adverse tax consequences to the Company or to such holder, and provided further that, if the provisions of clause (i) or (ii) hereof apply to an option with respect to a distribution of Rights, no further adjustment shall be made to such option under this Section 13 with regard to such distribution. The immediately preceding sentence contains terms and concepts that are defined in the Rights Agreement; the use of such terms and concepts is subject to the definitions and restrictions contained in the Rights Agreement.

                                 PART II

             INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference into this Registration
Statement:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

      (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

      (3)  The Company's Registration Statement on Form 8-A dated March
25, 1996,
relating to the Company's Common Stock Purchase Rights.

      (4) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to above.

      All reports and definitive proxy statements subsequently filed by the Company pursuant to Sections 13, 14 and 15 of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 5.    Interests of Named Experts and Counsel.

      Mr. R. G. Groussman, the Company's Vice President and General Counsel, has issued an opinion concerning the issuance of shares of Common Stock and Rights pursuant to the terms of the Plan. As of March 31, 1996, Mr. Groussman beneficially owned 33,909 shares of Common Stock. He also has currently exercisable options to purchase 29,000 shares of stock granted to him under the terms of the Company's Long-Term Stock Incentive Plan.

      The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.




Item 6.    Indemnification of Directors and Officers.

      Pursuant to the provisions of Sections 16-10a-903 and 16-10a-905 of the Utah Revised Business Corporation Act, a director of the Company is entitled, under specified circumstances, to indemnification against reasonable expenses, including attorney's fees, incurred by him as a result of an action or proceeding in which he may be involved by reason of being or having been a director of the Company. In general, indemnification is available where the director was successful in defending against actions brought that involve him as a director or if a court determines that the director is entitled to indemnification.
Section 16-10a-907 entitles an officer to indemnification if he is successful in defending against actions involving him as an officer.

      The Company's Bylaws provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. In the case of criminal actions or proceedings, the Company may not provide such indemnification if such person had reasonable cause to believe his conduct was unlawful, and in the case of actions by or in the right of the Company, the Company may not provide such indemnification if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company (unless the court determines that such indemnification is appropriate). In addition, the Company Bylaws provide that the Company shall indemnify directors, officers, employees and agents of the Company against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with any action, suit or proceeding, referred to above which such person has successfully defended. Such indemnification provided pursuant to the Bylaws is not exclusive, and the Company may obligate itself to provide additional indemnification by agreement, vote of shareholders, disinterested directors or otherwise.

      The Company maintains an insurance policy on behalf of its officers and directors pursuant to which (subject to the limits and limitations of such policy) the officers and directors are insured against certain expenses in connection with the defense of actions or proceedings, and certain liabilities that might be imposed as a result of such actions or proceedings, to which any of them is made a party by reason of being or having been a director or officer.

      The Company has entered into individual indemnification agreements with its directors providing each with a contractual right to receive the maximum indemnification permitted by Utah law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the foregoing provisions and contracts, the Company has been informed that, in the option of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

      Reference is made to Sections 16-10a-903, 16-10a-905, and 16-10a-907 of the Utah Revised Business Corporation Act, which provide for indemnification of directors and officers in certain circumstances.

Item 8.    Exhibits.

      The following exhibits are filed as part of this Registration
Statement:


        Exhibit
        Number                  Description of Exhibit

          5           Opinion of R. G. Groussman, Vice President and
                      General Counsel.

         23.1 Consent of R. G. Groussman (contained in andincorporated by reference to Exhibit 5).

         23.2         Consent of Ernst & Young LLP.

         24 Appointment of Power of Attorney (contained in and incorporated herein by reference to pages II-5 - II-7 of Registration Statement).

Item 9. Undertakings.

      (a)  Rule 415 Offering.

      The undersigned registrant hereby undertakes:

           (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected on the form of prospectus filed by the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of Registration Fee" table in the effective registration statement;

                 (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (b)  Incorporation of Documents by Reference.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e)  Incorporated Annual and Quarterly Reports.

      The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


      (h)  Registration Statements on Form S-8.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

The Registrant:

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the __th day of May, 1996.

                                 QUESTAR CORPORATION
                                 (Registrant)


                                 By /s/ R. D. Cash
                                    R. D. Cash
                                    Chairman of the Board, President
                                    and Chief Executive Officer


                            POWER OF ATTORNEY


     Each of the undersigned constitutes and appoints R. D. Cash and S.
E. Parks, and each of them, his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, in him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits, with the Securities and Exchange Commission, hereby ratifying and confirming and our signatures as they may be signed by the attorneys in fact appointed herein to the documents described above.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature              Title                     Date



/s/ R. D. Cash               Chairman of the Board;    May 30, 1996
R. D. Cash                   President and Chief
                             Executive Officer;
                             Director (Principal
                             Executive Officer)




/s/ S. E. Parks              Vice President,           May 30, 1996
S. E. Parks                  Treasurer, and Chief
                             Financial Officer
                             (Principal Financial Officer)

/s/ Patrick J. Early         Director                  May 30, 1996
Patrick J. Early



/s/ U. Edwin Garrison        Director                  May 30, 1996
U. Edwin Garrison



/s/ James A. Harmon          Director                  May 30, 1996
James A. Harmon



/s/W. Whitley Hawkins        Director                  May 30, 1996
W. Whitley Hawkins



/s/ William N. Jones         Director                  May 30, 1996
William N. Jones



/s/ R. E. Kadlec             Director                  May 30, 1996
R. E. Kadlec



/s/ Dixie L. Leavitt         Director                  May 30, 1996
Dixie L. Leavitt



/s/ Mary Mead                Director                  May 30, 1996
Mary Mead



/s/ Gary G. Michael          Director                  May 30, 1996
Gary G. Michael



/s/ D. N. Rose               Director                  May 30, 1996
D. N. Rose



/s/ Harris H. Simmons        Director                  May 30, 1996
Harris H. Simmons


The Plan:

      Pursuant to the requirements of the Securities Act of 1933, the Questar Corporation Option Committee, as the administrator of the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 30th day of May, 1996

                                 QUESTAR CORPORATION
                                 STOCK OPTION PLAN
                                 FOR DIRECTORS



                                 By /s/ R. D. Cash
                                     R. D. Cash
                                     Chairman, Option Committee